AXA Equitable Life Insurance Company
Mailing address: PO Box 1047, Charlotte NC 28201-1047

COIL Institutional Series℠
Application for Individual Life Insurance - Part 1

Proposed Insured

1. Name (First, Middle, Last) ______
2. Primary Address ______
   City ______ County ______ State ______ Zip ______
3. Cell/Mobile Number ______ Preferred Telephone Number (if other than cell) ______
4. Email Address ______
5. Date of Birth (mm/dd/yyyy) ______ 6. Place of Birth (Country/State) ______
7. SSN ______ 8. Gender ☐ Male ☐ Female
9. Driver's License# ______ State ______ Exp. Date (mm/dd/yyyy) ______
   If no DL, provide Government ID# ______ State ______ Exp. Date (mm/dd/yyyy) ______
10. Are you a U.S. Citizen? ☐ Yes ☐ No *(If "No," STOP please complete the Foreign Residence and TravelQuestionnaire.)*
11. Complete only if this application involves a Conversion or Purchase Option that requires Underwriting
    ☐ Term Conversion ☐ Rider Conversion ☐ Purchase Option

STOP *(If any option is selected above, please complete the Term Rider/Policy Conversion or Purchase Option Questionnaire and this full application. If no underwriting is required, please complete the Term Conversion Application.)*

Employment

12. Status: ☐ Employed (complete questions 13 - 16) ☐ Unemployed ☐ Retired ☐ Homemaker ☐ Student
13. Employer Name ______ 14. Current Occupation ______
15. Worksite Address ______
    City ______ State ______ Zip ______
16. Years at Current Job ______

Income

17. Gross Annual Earned Income ______
    Gross Annual Unearned Income ______ Source of Unearned Income ______
    Gross Annual Household Income ______ Total Household Net Worth ______

Other Insurance

18. Does the Proposed Insured have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No
19. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Insured? ☐ Yes ☐ No

List the details below for any "Yes" answer to questions 18 and/or 19 (Type: P=Personal, B=Business, G=Group, A=Annuity)

Company Name	Face Amount	Policy or Contract Number	Year Issued	Replaced, Changed or Affected	1035 Exch.	Type
				☐ Y ☐ N	☐ Y ☐ N	
				☐ Y ☐ N	☐ Y ☐ N	
				☐ Y ☐ N	☐ Y ☐ N	

Other Insurance (continued)

20. Does the Proposed Insured have any other formal life insurance applications pending with this or any other company? ☐ Yes ☐ No

List the details below for "Yes" answer to question 20

Company Name	Total Amount (Policy Face Amount plus Benefits and/or Riders)	Additional ✓	Competitive ✓

21. Including this application and any pending applications with our Companies or any outside Company, what is the total amount of insurance you plan to accept on the Proposed Insured? $__________

Personal History

22. In the last 5 years, have you or any business owned in whole or part by you filed for bankruptcy? ☐ Yes ☐ No
If "Yes," Chapter ________ Date opened ________ Date Closed ________

23. Have you ever been convicted of, or pled guilty or no contest to reckless or negligent driving, or driving under the influence of alcohol or drugs? ☐ Yes ☐ No
*(If "Yes," please state dates and full details in the **Remarks** section)*

24. Have you in the last 5 years, had a driver's license suspended, revoked or restricted? ☐ Yes ☐ No
*(If "Yes," please state dates and full details in the **Remarks** section)*

25. Have you in the last 3 years been convicted of, or pled quilty to any moving violations? ☐ Yes ☐ No
*(If "Yes," please state dates and full details in the **Remarks** section)*

26. In the last 2 years, have you been disabled for 2 or more weeks? ☐ Yes ☐ No
*(If "Yes," please state dates and full details in the **Remarks** section. You do not need to tell us about: muscle strains, sprains, limb fractures from which you have recovered.)*

27. Do you engage in regular exercise? (For example: running, walking, strength training, tennis.) ☐ Yes ☐ No

28. Have you ever had an application for life or health insurance declined, postponed, required an extra premium, offered with a reduced face amount or other modification or had a life or health policy or contract that was cancelled, recalled or denied renewal? ☐ Yes ☐ No
*(If "Yes," please state company(ies) name and full details in the **Remarks** section)*

29. In the last 10 years, have you been convicted of, or pled guilty or no contest to a felony, or are current criminal charges pending? ☐ Yes ☐ No
*(If "Yes," please state offense and/or penalty, date of probation, duration of probation and end date in the **Remarks** section)*

30. Do you expect to travel* outside of the United States or Canada, or change your country of residence in the next 2 years? (*Other than a 2 week or less vacation.) ☐ Yes ☐ No
(If "Yes," STOP please complete the Foreign Residence and Travel Questionnaire.)

31. Other than as a passenger, have you flown in the last 2 years or do you plan to fly in the next 2 years? ☐ Yes ☐ No
(If "Yes," STOP please complete the Aviation Questionnaire.)

32. Have you or do you plan to engage in underwater diving, motor racing on land or water, mountain or rock climbing*, ballooning, parachuting/skydiving, hang gliding, BASE jumping, caving activities or competitive combat sports in the last 2 years or the next 2 years? (*other than Artificial Climbing Walls.) ☐ Yes ☐ No
(If "Yes," STOP please complete the Avocation Questionnaire.)

33. Are you a member of the armed forces, including the reserves? (Reserves includes active duty or full time training of 31 days or more per year.) ☐ Yes ☐ No
(If "Yes," STOP please sign and submit the Military Sales Disclosure Form.

34. Have you ever been advised by a medical professional to limit or discontinue the use of alcohol or drugs (prescribed or non-prescribed), or received treatment or counseling, or been a member in any self-help group because of your alcohol or drug use? ☐ Yes ☐ No
(If "Yes," STOP please complete the Substance Usage Questionnaire.)

Personal History (continued)

35. Describe your tobacco/nicotine product usage history: *(Not required if the Proposed Insured is age 0 – 17)*

☐ *Current use ☐ *Used within the last year ☐ *I quit over a year ago ☐ I have never used

**Please provide details of any/all tobacco and nicotine usage in the chart below.*

✓	Type	Date Last Used (mm/dd/yyyy)	✓	Type	Date Last used (mm/dd/yyyy)
	E-cigarette			Chewing Tobacco/Snuff	
	Cigarette			Hooka	
	Cigar (#______ per year)			Nicotine Patch/Gum	
	Pipe			Other______________	

Medical Certification

Please complete when submitting medical examinations from another insurance company or if any medical information has been submitted prior to the application.

36. Name of Insurance Company ______________________ Date of Exam (mm/dd/yyyy) ______________
37. To the best of your knowledge or belief, have there been any changes to the statements in the examination? ☐ Yes ☐ No
38. Have you consulted a medical doctor or other practitioner since the examination listed above? ☐ Yes ☐ No
(If "Yes," STOP please complete a Medical Information Questionnaire.)

Proposed Owner

Purpose of Insurance

Only complete if Proposed Insured is Owner or Owner is other than the Proposed Insured.

39. ☐ Income Replacement ☐ Mortgage/Debt Repayment ☐ Estate Planning ☐ Charitable/Gifting ☐ Other ____________
☐ Individually owned policy for Business Insurance purposes STOP *(Please complete the Individually Owned Policy/ Business Insurance Questionnaire.)*

Owner Type

40. Individually Owned ☐ Proposed Insured is owner *(Continue to Beneficiary Section)*
☐ Owner is other than the Proposed Insured. *(Please complete the information below in the General Information Section.)*

Business/Entity Owned ☐ STOP *(Please complete the Entity Owner Questionnaire for New Business.)*

Trust Owned ☐ STOP *(Please complete the Trust Owner Questionnaire and Certification form.)*

General Information for Proposed Individual Owner

Including business agreements when the proposed owner is an individual.

41. Proposed Owner Name (First, Middle, Last) ______________________
42. Primary Address ______________________
City ____________ County ____________ State ____________ Zip ____________
43. Cell/Mobile Number ____________ Preferred Telephone Number (if other than cell) ____________
44. Email Address ______________________
45. SSN ____________ 46. Date of Birth (mm/dd/yyyy) ____________
47. Driver's License# ____________ State ________ Exp. Date mm/dd/yyyy ________
If no DL, provide Government ID# ____________ State ________ Exp. Date mm/dd/yyyy ________
48. Are you a U.S. Citizen ☐ Y ☐ N *(If "No," STOP please complete the Foreign Residence and Travel Questionnaire.)*
49. Relationship to Insured ______________________
50. Gross Annual Income (Earned and Unearned) ____________ Total Household Net Worth ____________

Other Insurance

51. Does the Proposed Owner(s) have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No

52. Will the coverage applied for replace, change or affect any existing policy (ies) or contract (s) for the Proposed Owner(s)? ☐ Yes ☐ No

List the details below for any "Yes" answer to questions 51 and/or 52 (Type: P=Personal, B=Business, G=Group,A=Annuity)

Company Name	Face Amount	Policy or Contract Number	Year Issued	Replaced, Changed or Affected	1035 Exch.	Type
				☐ Yes ☐ No	☐ Yes ☐ No	
				☐ Yes ☐ No	☐ Yes ☐ No	
				☐ Yes ☐ No	☐ Yes ☐ No	

STOP *For **Joint Owners** provide all required information (answers to questions 41 - 52) in the **Remarks** Section.*

Beneficiary Information

53. If no contingent beneficiary is named, the contingent beneficiary will be: (1) the Proposed Insured's surviving children, if any, in equal shares; or (2) if the Proposed Insured has no surviving children, the contingent beneficiary will be the Proposed Insured's estate. If percentage shares are left blank, the shares will be deemed equal. If beneficiary is a Trust other than the Proposed Owner, include full name and date of Trust. **Total percentage must equal 100% for each category of beneficiary and be in whole numbers.** *Please use the **Remarks** section if you need to include additional beneficiaries in either category. (P = Primary, C = Contingent)*

☐ **Primary Beneficiary is Proposed Owner**

☐ **P** ☐ **C** Name/Trustee ______________________________ % ________

Address (Street, City, State, Zip)______________________________

Relationship to Proposed Insured______________________ Date of Birth/Date of Trust ________

SSN/TIN____________ Preferred Telephone Number ____________ Email ____________

☐ **P** ☐ **C** Name/Trustee______________________________ % ________

Address (Street, City, State, Zip)______________________________

Relationship to Proposed Insured______________________ Date of Birth/Date of Trust ________

SSN/TIN____________ Preferred Telephone Number ____________ Email ____________

☐ **P** ☐ **C** Name/Trustee______________________________ % ________

Address (Street, City, State, Zip)______________________________

Relationship to Proposed Insured______________________ Date of Birth/Date of Trust ________

SSN/TIN____________ Preferred Telephone Number ____________ Email ____________

Plan

54. **Backdate to save age** ☐ Y ☐ N Maximum of 6 months prior to application date. *(Charges and Premiums for insurance coverage begin on the backdated Register Date)*
55. Face Amount $______________________________
56. Death Benefit Option ☐ Option A (Level) ☐ Option B (Face Amount and Policy Account Value)
57. Definition of Life Insurance Test ☐ Guideline Premium Test ☐ Cash Value Accumulation Test
58. ☐ Integrated Term Insurance Rider: ITR Face Amount $_______ Target Amount $ _____ (Base Face + ITR Face)
59. ☐ Other (as allowed or available with product)

Premium

60. Planned Periodic Premium (PPP) $__________ 61. Initial Premium/1035 Exchange $__________

62. Premium Mode ☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Monthly

63. Billing Method ☐ Direct ☐ List Bill ☐ Single Payment (No Premium Billing will be sent) ☐ Other

    List Billing: Payor Name __________ ☐ Insured ☐ Corporation ☐ Other

    SSN/EIN__________

    Billing Address __________

    City/State/Zip__________

    Register Date (mm/dd/yyyy)__________

64. Will there be payment submitted with the application? ☐ Yes ☐ No

    (If "Yes," STOP please complete the Limited Temporary Insurance Agreement and Questionnaire with the application.)

Source of Funds

The following questions refer to the Proposed Insured, Proposed Owner(s), Beneficiary(ies), Trust(s) or any legal entity(ies) owning the policy.

65. Do you intend to finance any of the premium required to pay this policy through a financing or loan agreement? ☐ Yes ☐ No

    If "Yes," with whom are you financing __________

66. Please indicate the source of funds used to purchase this insurance:

    ☐ Income ☐ Investment/Savings ☐ Loans ☐ Gifts/Inheritance ☐ 1035 Exchange

    ☐ Other (please specify)__________ ☐ Settled Contracts (details) __________

67. Have any of the Parties been offered or promised any incentive (financial or otherwise) as an inducement to apply for or purchase the proposed policy, such as (but not limited to), zero cost or no cost life insurance or cash payments? ☐ Yes ☐ No

68. Has any compensation or other inducement (including cash offers or discussions of free insurance, any forgiveness or potential forgiveness of debt, or other benefits) been discussed or offered directly or indirectly to any of the following in connection with the application for the purchase of this policy: the Proposed Insured, Owner or Beneficiary, the Beneficiary of any Trust owning the policy, and/or the owner of any legal entity owning the policy, or is any expectation of receiving any such compensation or inducement? ☐ Yes ☐ No

    If Yes, please give details __________

    (If additional space is needed, please use the ***Remarks*** *section below.)*

Initial Allocation of the Investment Options [1]

69. Please see the Prospectus for a description of the investment objective(s) for each Investment Option.

(Whole Percentages Only) For Premiums	
Market Stabilizer Option[2,3] **(50% maximum)**	______%
Guaranteed Interest Account	______%
1290 VT Convertible Securities	______%
1290 VT DoubleLine Dynamic Allocation	______%
1290 VT DoubleLine Opportunistic Bond	______%
1290 VT Energy	______%
1290 VT Equity Income	______%
1290 VT GAMCO Mergers & Acquisitions	______%
1290 VT GAMCO Small Company Value	______%
1290 VT Low Volatility Global Equity	______%
1290 VT Multi-Alternative Strategies	______%
1290 VT Natural Resources	______%
1290 VT Real Estate	______%
1290 VT Small Cap Value	______%
1290 VT SmartBeta Equity	______%
1290 VT Socially Responsible	______%
American Funds Insurance Series® Global Small Capitalization℠	______%
American Funds Insurance Series New World®	______%
BlackRock Global Allocation V.I.	______%
ClearBridge Variable Mid Cap	______%
EQ/AB Small Cap Growth	______%
EQ/Aggressive Allocation	______%
EQ/All Asset Growth Allocation	______%
EQ/American Century Mid Cap Value	______%
EQ/BlackRock Basic Value Equity	______%
EQ/ClearBridge Large Cap Growth	______%
EQ/Common Stock Index	______%
EQ/Conservative Allocation	______%
EQ/Conservative-Plus Allocation	______%
EQ/Core Bond Index	______%
EQ/Emerging Markets Equity PLUS	______%
EQ/Equity 500 Index	______%
EQ/Franklin Rising Dividends	______%
EQ/Franklin Strategic Income	______%
EQ/Goldman Sachs Mid Cap Value	______%
EQ/International Core Managed Volatility	______%
EQ/International Equity Index	______%
EQ/International Value Managed Volatility	______%
EQ/Invesco Comstock	______%
EQ/Invesco Global	______%
EQ/Invesco Global Real Estate	______%

(Whole Percentages Only) For Premiums	
EQ/Janus Enterprise	______%
EQ/JPMorgan Value Opportunities	______%
EQ/Large Cap Core Managed Volatility	______%
EQ/Large Cap Growth Index	______%
EQ/Large Cap Growth Managed Volatility	______%
EQ/Large Cap Value Index	______%
EQ/Loomis Sayles Growth	______%
EQ/MFS International Growth	______%
EQ/MFS International Intrinsic Value	______%
EQ/MFS Mid Cap Focused Growth	______%
EQ/MFS Technology	______%
EQ/MFS Utilities Series	______%
EQ/Mid Cap Index	______%
EQ/Mid Cap Value Managed Volatility	______%
EQ/Moderate Allocation	______%
EQ/Moderate-Plus Allocation	______%
EQ/Money Market	______%
EQ/Morgan Stanley Small Cap Growth	______%
EQ/PIMCO Global Real Return	______%
EQ/PIMCO Real Return	______%
EQ/PIMCO Total Return	______%
EQ/PIMCO Ultra Short Bond	______%
EQ/Small Company Index	______%
EQ/T. Rowe Price Growth Stock	______%
EQ/T. Rowe Price Health Sciences	______%
Fidelity VIP Asset Manager: Growth	______%
Fidelity VIP Growth & Income	______%
Fidelity VIP Mid Cap	______%
Fidelity VIP Value	______%
Franklin Small Cap Value VIP	______%
Invesco V.I. Diversified Dividend	______%
Ivy VIP High Income	______%
Ivy VIP Small Cap Growth	______%
Lord Abbett Bond Debenture	______%
Multimanager Aggressive Equity	______%
Multimanager Technology	______%
PIMCO VIT CommodityRealReturn Strategy Portfolio	______%
T. Rowe Price Equity Income II	______%
Templeton Developing Markets VIP Fund	______%
Templeton Global Bond VIP	______%
VanEck VIP Global Hard Assets	______%
TOTAL	**100%**

1,2,3 please see next page for important information

Investment Start Date

1 The "Investment Start Date" is the latest of: (1) the business day we receive the minimum initial premium at our Administrative Office; (2) the Register Date of your policy; and (3) the issue date of your policy. If you pay the minimum initial premium when you submit your application, this definition of Investment Start Date takes precedence over the contract's provision regarding when your premium payment is allocated to your Policy Account.

2 Your Policy Account will be allocated according to these percentages as of the Investment Start Date. Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

3 If you elect the Market Stabilizer Option, such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held until the later of: (1) the business day that coincides with or next follows the end of the Free-Look period (e.g., 10 days from the signed date on the Delivery Receipt); and (2) the business day the Delivery Receipt is received in our Administrative Office. Thereafter, such amount will be transferred to the Market Stabilizer Option at the next available Segment Start Date, provided that the conditions specified in the rider and the Prospectus are met.

Market Stabilizer Option

Allocations if the Market Stabilizer Option is Elected

70. ☐ Market Stabilizer Option (Variable Indexed Option Rider)
Specified Growth Cap Rate ______% *(indicate a Growth Cap Rate between 6% and 8% in whole percentages only)*
If the Growth Cap Rate AXA Equitable sets on a given Segment Start Date is less than the rate you specify, any Policy Account Value you have in the Market Stabilizer Option Holding Account will not be transferred into that Segment. If you do not indicate a Specified Growth Cap Rate, the Specified Growth Cap Rate will be set to 6%, the guaranteed minimum Growth Cap Rate, and funds will transfer into a new Segment on all available Segment Start Dates, provided the conditions specified in the rider and Prospectus are met.

Segment Maturity Allocation

Each Segment of the Market Stabilizer Option has a Segment Maturity Date, which is approximately one year following a Segment StartDate. You may specify the investment option allocation percentages for the rollover of the Segment Maturity Value.

71. ☐ Check here if you wish to rollover your Market Stabilizer Option Segment Maturity Value to a new Segment. If this box is not checked, indicate allocations for rollover of the Segment Maturity Value below. Please note that by electing less than 100% rollover, the total portion of your Policy Account Value allocated to the Market Stabilizer Option will continually decrease as future rollovers occur, if no other changes were made. For example, a Segment Maturity Allocation of 50% to the Market Stabilizer Option will rollover 50% of the original Market Stabilizer Option allocation in year 2 but only 25% (50% x 50%) of the original Market Stabilizer Option allocation in year 3.

Investment Options for Rollover (complete only if box above is not checked):	Percentage (whole percentages only):
______________________________	______________%
______________________________	______________%
______________________________	______________%
______________________________	______________%
______________________________	______________%
	TOTAL **100%**

Automatic Transfer Service

Note: Not available if you elect the Asset Rebalancing Service.

72. The Guaranteed Interest Account is not an available option with Automatic Transfer Service. Any dollar amount allocated to the MSO for use with the Automated Transfer Service must be 50% or less of the dollar amount being transferred from the EQ/Money Market investment option. The Automatic Transfer service enables you to make automatic monthly or quarterly transfers from the EQ/Money Market Investment Option to other variable investment options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Each transfer must be at least $250 across all funds. The automatic transfer is effective on the 10th of the first month or the 10th of the first calendar quarter after the Free-Look period ends. The Free-Look period ends on the later of: (1) the business day the Delivery Receipt is received in our Administrative Office; and (2) 10 days from the signed date on the Delivery Receipt. Please choose the frequency at which you would like the transfer(s) to occur (this will be the same across all funds): ☐ Monthly ☐ Quarterly

Investment Options to Receive Transfer:	**Dollar Amount:**
______________________________	$__________
______________________________	$__________
______________________________	$__________
______________________________	$__________
______________________________	$__________
	Total $__________

I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) I (we) provide new written instructions or (b) the Automatic Transfer Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

Asset Rebalancing Service

Note: Not available if you elect the Automatic Transfer Service. Neither the Guaranteed Interest Account nor the Market Stabilizer Option are available options with Asset Rebalancing Service.

☐ Allocation among the variable investment options will be re-adjusted according to the percentages you indicated in Item 69 on a calendar quarter basis. Asset Rebalancing is effective on the 10th of the first calendar quarter after the Free-Look period ends and quarterly thereafter. The Free-Look period ends on the later of: (1) the business day the Delivery Receipt is received in our Administrative Office; and (2) 10 days from the signed date on the Delivery Receipt.

I (We), have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until (a) I (we) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus. I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

Suitability

73. Have you, the Proposed Insured and the Owner, if other than the Proposed Insured, received:
    The most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for? ☐ Yes ☐ No
    The most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)? ☐ Yes ☐ No

74. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐ Yes ☐ No

75. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No

76. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable Life Insurance Company Variable Life products.

☐ By checking the box you acknowledge that you received the initial prospectus on computer readable compact disk "CD" if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

Remarks Section/Additional Comments

Question #	Comments/Additional Information

If you need additional space, please attach a separate sheet.

I (WE) UNDERSTAND THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES)

AXA Equitable Life Insurance Company
Mailing address: PO Box 1047, Charlotte, NC 28201-1047

Section D – Authorization/Agreement Signatures

Forming a Part of the Application for Life Insurance

Acknowledgement of Our Underwriting Process

I (We) acknowledge that I (we) have reviewed the statement of the Underwriting Process of the Company(ies) (the "Statement") which describes from whom and why the Company(ies) obtains information about me (us), to whom such information may be reported and how I (we) may obtain a copy of it. The Statement contains the notice required by the Fair Credit Reporting Act. I (We) acknowledge that in the event the Company(ies) use lab results from another insurance company authorized by me (us) it does so with the belief that I (we) have satisfied all consent and disclosure procedures for the other insurance company.

Authorization to Obtain Health and MIB INC Information

I (We) the Proposed Insured(s) authorize any medical professional, hospital, clinic, laboratory or other medical institution, pharmacy benefit manager, insurer, or any other person or organization to disclose health information about me(us). Health information includes my (our) (i) medical history, (ii) prescription, drug or treatment history, (iii) confidential information related to Human Immunodeficiency Virus (HIV) test results or diagnosis as well as information regarding mental health, alcohol and/or drug use. (iv) genetic information and genetics test results to the extent permitted by law. I/We authorize the MIB Inc., a not-for-profit organization, and any MIB Inc. member insurer, to provide any medical and personal information that it has about me(us) to the Company(ies), its reinsurer or any MIB Inc.-authorized third-party administrator performing underwriting services on the Company(ies) behalf. I (We) authorize the Company(ies), its reinsurer or authorized third-party administrator, to make a brief report of my(our) medical and personal information to MIB Inc.

Authorization to Obtain Non-Health Information

I (We) authorize any employer, business associate, government unit, financial institution, accountant, attorney, consumer reporting agency, the MIB Inc., my (our) insurance agency and my (our) financial professional to disclose to the Company(ies) and its authorized representatives any information they may have about my (our) occupation, avocations, insurance activities, finances, credit histories, credit scores, driving record, character and general reputation. I (We) authorize the Company(ies) to obtain investigative consumer reports, as appropriate.

Purpose of Authorizations

I (We) understand that the information obtained will be used by the Company(ies) to determine my (our) eligibility for life insurance coverage and such other uses specified in accordance with the Statement attached to this application.

Coverage Conditions

I (We) understand that the Company(ies) may not issue coverage unless I (we) provide this authorization, and that, while I (we) may refuse to sign this authorization, my (our) refusal to do so could result in coverage not being issued.

Additional Authorizations

I (We) understand that the Company(ies) may request additional authorizations in order to obtain the information the Company(ies) needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy, I (we) understand that I (we) am (are) not required to provide these authorizations but that, if I (we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.

Duration

Unless otherwise revoked, I (we) agree that this authorization will expire on the earlier of the date that the Company(ies) declines my (our) application for coverage or if a policy is issued, 24 months from the date of my (our) application. I (We) understand that I (we) may revoke my (our) authorizations at any time, except to the extent that the Company(ies) has (have) taken action in reliance on this authorization, and that this application and any claim made under the policy, if issued, may be rejected. My (our) revocation must be submitted in writing to: Chief Underwriter, 8501 IBM Drive, mail code 2W-5, Charlotte, NC 28262.

Authorization if Bank Draft is Elected

I (We) request and authorize my (our) Bank to charge monthly or quarterly my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the Company on page 1 above Part 1 of the Application and/or any other affiliated companies, and if charges are overlooked or inadvertently not made, the Company on page 1 above Part 1 of the Application and/or any other affiliated companies may charge my (our) account at a later date provided the policy(ies) is (are) active. I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision. I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the Owner or the Company on page 1 above Part 1 of the Application and/or any other affiliated companies upon 30 days

Authorization if Bank Draft is Elected (Continued)

written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We) understand this Plan may be terminated upon closing of my account. I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company on page 1 above Part 1 of the Application. I (We) agree that this Plan may be terminated if any debit is not honored by the Bank or Depository for any reason. I (We) further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Company on page 1 above Part 1 of the Application and/or any other affiliated companies shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance.

Agreement

Each signer of this Application agrees that:

1) Except when the required money is paid with this Application and as stated in the Temporary Insurance Agreement/ Receipt, no insurance shall take effect on this Application: (a) until the date the policy and all amendments are delivered to the Owner(s) and all delivery requirements have been completed; (b) before any Register Date of the policy; and (c) unless the statements and answers in all parts of this Application and any applicable supplements continue to be true and complete to the best of my (our) knowledge and belief, without material change, as of the latest of the date: (i) the policy and all amendments are delivered to the Owner(s); (ii) all delivery requirements have been completed; and (iii) the full initial premium is paid while the person(s) proposed for insurance is (are) living.

2) If temporary insurance is to be provided, the full initial premium must accompany this Application; the Proposed Insured(s) and owner(s) understand and agree to the terms of the Temporary Insurance Agreement/Receipt and have executed and the Owner(s) has received a copy of the Temporary Insurance Agreement/Receipt.

3) The Temporary Insurance Agreement/Receipt states the conditions that must be met before any insurance takes effect if the full initial premium is paid with this Application. Temporary insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

4) No financial professional or medical examiner has authority to modify this Application and/or its supplements or questionnaires, the Temporary Insurance Agreement/Receipt (if applicable), or to waive any of our any of the Company's rights or requirements.

5) We shall not be bound by any information unless it is stated in Application Part 1, Application Part 2 or any of its supplements or questionnaires.

6) I (We) acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable.

7) I (We) acknowledge that no representation is made that a particular rate or risk classification is being offered based on the information provided in response to the policy Application questions.

8) I (We) represent and certify to the Company on page 1 above Part 1 of the Application and/or any other affiliated companies that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.

Taxpayer Identification Number Certification

Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we) am (are) not subject to backup withholding because (A) I (we) am (are) exempt from backup withholding or (B) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.

State Fraud Disclosure

ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING AN INTENTIONALLY FALSE OR DECEPTIVE STATEMENT MAY BE GUILTY OF INSURANCE FRAUD.

Acknowledgements

I (We) have a right to ask for and receive copies of this Authorization/Agreement Signature Form and all other authorizations signed by me (us). I (We) agree that reproduced copies will be as valid as the original.

PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT.

☐ **Application for Individual Life Insurance – Part 1**

Supplements

☐ IUL Investment Options Supplement

☐ VUL Investment Options Supplement

Section C - Additional Underwriting Requirements and Questionnaires

☐ Medical Information Questionnaire

☐ Financial Information Questionnaire

☐ Children's Term Insurance Rider Questionnaire

☐ Substance Usage Questionnaire

☐ Aviation Questionnaire

☐ Foreign Residence and Travel Information Questionnaire

☐ Term Policy/Rider Conversion or Purchase Option Questionnaire

☐ Individually Owned Policy/Business Insurance Questionnaire

☐ Long-Term Care Services Rider Questionnaire (I have received the Outline of Coverage and, if required, the Personal Worksheet.)

☐ Avocation Questionnaire

☐ Limited Temporary Insurance Agreement and Questionnaire

☐ Entity Owner Questionnaire for New Business

☐ VUL Survivorship Questionnaire

☐ Trust Owner Questionnaire and Certification for New Business

☐ Juvenile Insurance Questionnaire

Signatures

I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application, including, but not limited to, the Authorization/Agreement Signature.

X ______________________________
Signature of Proposed Insured 1
(Parent, Guardian, or Applicant if Proposed Insured is a Child, Issue Ages (0-14)

X ______________________________
Signature of Proposed Insured 2

X ______________________________
Signature of Proposed Owner or Applicant
(If corporation, print firm's name, signature and title of authorized officer.)
(If Trust, signature of trustee and title.)

____
Signed in City, State

____
Date (mm/dd/yyyy)

X ______________________________
Signature of Proposed Joint Owner
(If corporation, print firm's name, signature and title of authorized officer.)
(If Trust, signature of trustee and title.)

____
Signed in City, State

____
Date (mm/dd/yyyy)

Financial Professional to Complete This Section

Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? ☐ Yes ☐ No

If "Yes," is the information provided the Other Insurance section of the core application complete and accurate for all Proposed Insured(s) and Proposed Owner(s) ☐ Yes ☐ No

If "No," please provide details ______________________________

I certify that I have asked and recorded completely and accurately the answers to all questions on the fully completed Application Part 1 and know of nothing affecting the risk that has not been recorded herein.

☐ **I have** witnessed the signature required on the fully completed Part 1.

☐ **I have not** witnessed the signature required on the fully completed Part 1. Please provide explanation: ______________

Certification for VUL Policies Only, Signature required FOR ALL VUL POLICIES:

Based on the information furnished by the Proposed Insured(s) and Owner, if other than the Proposed Insured(s), in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant or the Owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

X ______________________________ ______________________________

Signature of Licensed Professional/Insurance Broker — Dated on (mm/dd/yyyy)

Print Financial Professional's Name: ______________________________ License #: ______________